UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 415
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2023, AeroVironment, Inc., a Delaware corporation (the “Company”), and Tropic Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tomahawk Robotics, Inc., a Delaware corporation (“Tomahawk”), and Shareholder Representative Services, LLC (the “Stockholder Representative”), solely in its capacity as representative of the stockholders and the Optionholders (as defined below) of Tomahawk (collectively, the “Equityholders”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tomahawk, with Tomahawk surviving as a wholly owned subsidiary of the Company (the “Merger”). Tomahawk, headquartered in Melbourne, Florida, is a provider of robotic common control solutions and the designer of Kinesis, a multi-domain, cross-architecture, AI-enabled control system. The consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”) is expected to occur during the Company’s second fiscal quarter ending October 28, 2023, subject to the satisfaction or waiver of the Closing conditions set forth in the Merger Agreement.

The aggregate consideration for the Merger (the “Merger Consideration”) is approximately $120 million (the “Merger Consideration”), of which (i) 81% will consist of unregistered, restricted shares of common stock, $0.0001 par value (“Common Stock”), of the Company (the “Stock Consideration,” as further described in Item 3.02 below, which is incorporated by reference herein) and (ii) the remainder will consist of cash (the “Cash Consideration”). The Merger Consideration is subject to certain customary adjustments at Closing and following Closing, including for Tomahawk’s net working capital, and to certain deductions at the Closing, including for the repayment of Tomahawk’s outstanding debt and certain transaction expenses. Pursuant to the Merger Agreement, at the Closing, the Company will hold back from the Merger Consideration otherwise payable to the Equityholders an amount equal to $100,000 to address any payment due from Tomahawk’s stockholders in respect of the final working capital adjustment following the Closing (the “Adjustment Holdback”) and an amount equal to $390,000 to secure certain indemnification obligations of Tomahawk’s stockholders (the “Indemnification Holdback”) prior to application of coverage of the RWI Policy (as defined below). The Adjustment Holdback, less any negative post-Closing adjustment to the Merger Consideration paid at the Closing, is to be paid by the Company to Tomahawk’s stockholders upon completion of the post-Closing working capital adjustment process. The Indemnification Holdback, less any amounts paid or reserved to satisfy indemnification claims, is to be paid by the Company to Tomahawk’s stockholders 12 months after the Closing.

Subject to the terms and conditions of the Merger Agreement, at the Closing, (i) each outstanding share of capital stock of Tomahawk will be converted into the right to receive the applicable pro rata percentage of the Cash Consideration and, if the holder thereof is determined to be an “accredited investor” (an “Accredited Investor”) as defined pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has delivered certain documentation required by the Merger Agreement, the Stock Consideration, (ii) each outstanding Tomahawk-issued stock option that has vested as of immediately prior to the effective time of the Merger will be cancelled in exchange for the right of the holders of such stock options (collectively, the “Optionholders” and, each, an “Optionholder”) to receive an amount of the Cash Consideration proportionate to the number of shares of Tomahawk’s common stock underlying such Optionholder’s vested stock options (taking into account the exercise price of such stock options), (iii) each outstanding Tomahawk-issued stock option that has not vested as of immediately prior to the effective time of the Merger will be cancelled and forfeited, and (iv) each outstanding unsecured convertible promissory note issued by Tomahawk will be cancelled in exchange for a specified portion of the Cash Consideration.

As a condition to the issuance of the Stock Consideration to any Tomahawk stockholder, such stockholder will be required to agree to certain lock-up restrictions on any transfers of, or entry into swap or other similar arrangements with respect to, any shares of Common Stock (the “Lock-Up Restrictions”), which will lapse: (i) with respect to any Common Stock other than the Stock Consideration received by such stockholder, at the Closing; (ii) with respect to 50% of the Stock Consideration received by such stockholder, six months after the Closing; (iii) with respect to 25% of the Stock Consideration received by such stockholder, nine months after the Closing; and (iv) with respect to the final 25% of the Stock Consideration received by such stockholder, 12 months after the Closing.

As a condition to the Closing, stockholders of Tomahawk holding at least 80% of the voting power of Tomahawk’s capital stock must have executed and delivered written consents approving and adopting the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (the “Written Consents”).

In addition to the receipt of the Written Consents, the completion of the Merger is subject to customary conditions, including, among others, (i) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers), (ii) each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain materiality qualifiers), (iii) the absence of any proceeding or order which could reasonably be expected to prevent, delay or impede the Closing, (iv) none of the stockholders of Tomahawk having exercised statutory appraisal rights under Delaware law with respect to any shares of Tomahawk’s capital stock, (v) no key employee having terminated or materially changed the nature of his or her employment with Tomahawk or otherwise provided notice of his or her intention to do the same, and (vi) the absence of a material adverse effect or any event that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect.

The Merger Agreement contains customary representations, warranties, and covenants made by each of the Company, Merger Sub and Tomahawk. The Merger Agreement also includes, without limitation: (i) covenants requiring Tomahawk to conduct its business in the ordinary course consistent with past practice and to take, and refrain from taking, certain actions related to its operations prior to Closing, (ii) exclusivity obligations of Tomahawk, and (iii) standstill restrictions preventing Tomahawk from purchasing, selling or otherwise agreeing to purchase or sell, or entering into any swap or similar arrangement with respect to, any shares of Common Stock and requiring Tomahawk to use commercially reasonable efforts to cause its officers, directors and stockholders to refrain from doing the same prior to the Closing.

The Merger Agreement also contains customary indemnification provisions, including the requirement for the stockholders of Tomahawk to indemnify the Company for certain losses arising out of inaccuracies in or breaches of Tomahawk’s, the Equityholders’ and the Stockholder Representative’s representations, warranties, and covenants, and certain other matters, subject to specified caps and a deductible. To further address potential breaches of representations and warranties made by Tomahawk, the Equityholders and the Stockholder Representative in the Merger Agreement and the other agreements and documents executed and delivered under the Merger Agreement beyond the application of the Indemnification Holdback, the Company has purchased a representations and warranties insurance policy, subject to customary terms, exclusions and retention amounts (the “RWI Policy”).

The Merger Agreement also contains certain termination rights (i) for the Company and Tomahawk, including a termination right for each of the Company and Tomahawk if the conditions to Closing have not been fulfilled within 90 days following the execution of the Merger Agreement, except due to any failure of the terminating party to perform or comply with the terms of the Merger Agreement, or (ii) for the Company if Tomahawk fails to deliver Written Consents from the stockholders of Tomahawk holding at least 70% of the voting power of Tomahawk’s capital stock within seven days following the Company’s public announcement of the execution of the Merger Agreement.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

The foregoing summary has been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Merger Sub, Tomahawk or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of the dates specified therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants of the parties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, Tomahawk or any of their respective subsidiaries or affiliates. Moreover, the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K regarding issuance of the Stock Consideration is incorporated into this Item 3.02 by reference.  Pursuant to the terms and subject to the conditions of the Merger Agreement, as described in Item 1.01 of this Current Report on Form 8-K, at the Closing, the number of shares of Common Stock to be issued as Stock Consideration (the “Shares”) will be calculated based on the per share volume-weighted average price of the Common Stock on The Nasdaq Stock Market for the 20-trading day period ending two days prior to the date of the Closing, subject to floor of $86.96 per share, a maximum of $96.10 per share, and other terms and conditions set forth in the Merger Agreement.

The Shares will not be registered under the Securities Act in reliance on the private offering exemption from the registration requirements of the Securities Act, including Rule 506 of Regulation D promulgated under the Securities Act or Section 4(a)(2) of the Securities Act. The issuance of the Shares to the Tomahawk stockholders who are determined to qualify as Accredited Investors will be subject to the Company’s receipt of representations and warranties from each such stockholder supporting the Company’s reliance such exemption. The Shares will bear a legend restricting their further transfer or sale unless they are registered under the Securities Act or an exemption from registration thereunder is available and further reflecting the Lock-Up Restrictions referenced in Item 1.01 above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01. Regulation FD Disclosure.

On August 22, 2023, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of August 18, 2023, by and among AeroVironment, Inc., Tropic Merger Sub, Inc., Tomahawk Robotics, Inc., and Shareholder Representative Services LLC, solely in its capacity as the Stockholder Representative.*
99.1	Press release issued by AeroVironment, Inc., dated August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted annexes, schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the Company’s ability to successfully consummate the transactions contemplated by the Merger Agreement on a timely basis, if at all, including the satisfaction of the Closing conditions to such transactions; the Company’s ability to successfully achieve the anticipated benefits of the Merger, including retaining key employees and customers of Tomahawk; the risk that disruptions will occur from the transactions contemplated by the Merger Agreement that will harm the Company’s or Tomahawk’s business; any disruptions or threatened disruptions to relationships with the Company’s or Tomahawk’s distributors, suppliers, customers and employees; and the ability to timely and sufficiently integrate Tomahawk’s acquired operations and personnel into the Company’s ongoing business and compliance programs. The Company is subject to additional risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: August 22, 2023	By:	/s/ Melissa Brown
Melissa Brown
Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary